UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Strawberry Lane
Orrville, Ohio		44667-0280
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On March 7, 2025, The J. M. Smucker Company (the “Company”) entered into that certain Term Loan Credit Agreement (the “Term Loan Agreement”) with the various lenders named therein and Bank of America, N.A., as administrative agent for the lenders (the “Term Loan Agent”).

The Term Loan Agreement provides for an unsecured $650.0 million term credit facility that matures on March 7, 2027. The proceeds of the borrowings under the Term Loan Agreement will be used to finance the repayment, in part, of the $1.0 billion in aggregate principal amount outstanding of the Company’s 3.50% Senior Notes due March 15, 2025 (the “Senior Note Repayment”). The Company intends to finance the remainder of the Senior Note Repayment with cash on hand and borrowings under the Company’s commercial paper program.

The Company’s borrowings under the Term Loan Agreement will bear interest, at the Company’s option, at either a base rate or a Term SOFR rate, in each case plus an applicable margin. The base rate for borrowings is a rate equal to the greatest of (i) the Term Loan Agent’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) the Term SOFR rate plus 1.00%. Under the Term Loan Agreement, the applicable margin on base rate loans is 0.00% and the applicable margin on Term SOFR rate loans is 1.00%.

Under the terms of the Term Loan Agreement, as of the last day of each fiscal quarter of the Company, commencing with the first fiscal quarter ending after the date of the Term Loan Agreement, the Company must maintain a ratio of EBITDA to cash interest expense (the “interest coverage ratio”) of at least 3.50 to 1.00.

The Term Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants. The Term Loan Agreement also contains certain customary events of default. Subject to certain qualifications, if an event of default under the Term Loan Agreement has occurred and is continuing, the Term Loan Agent may declare that the loans and any accrued interest are due and payable by the Company.

Bank of America, N.A. and its affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services for which they receive customary fees and may do so in the future.

A copy of the Term Loan Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the full text of the Term Loan Agreement.

Revolving Credit Agreement

On March 7, 2025, the Company and its subsidiary, Smucker Foods of Canada Corp. (the “Canadian Borrower”), and certain U.S. subsidiaries of the Company designated from time to time as borrowers (the “Designated Borrowers”) entered into that certain Revolving Credit Agreement (the “Revolving Credit Agreement”) with the various lenders named therein and Bank of America, N.A., as administrative agent for the lenders (the “Revolving Agent”).

The Revolving Credit Agreement provides for a $2.0 billion unsecured revolving credit facility that matures on March 7, 2030. The proceeds of the borrowings under the Revolving Credit Agreement will be used to refinance certain existing indebtedness, for general corporate and working capital purposes and to fund certain fees and expenses relating to the Revolving Credit Agreement and the transactions contemplated thereby. The Company will guarantee all obligations of the Canadian Borrower and the Designated Borrowers under the Revolving Credit Agreement. Borrowings under the Revolving Credit Agreement are available to the Company and the Designated Borrowers in U.S. Dollars and Euros and available to the Canadian Borrower in Canadian Dollars.

Borrowings under the Revolving Credit Agreement will bear interest, at the Company’s option, at either a base rate or a Term SOFR rate (in the case of U.S. Dollar-denominated loans), at a Term CORRA rate (in the case of Canadian Dollar-denominated loans), or at a EURIBOR rate (in the case of Euro-denominated loans), in each case plus an applicable margin. The base rate for borrowings is a rate equal to the greatest of (i) the Revolving Agent’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) the Term SOFR rate plus 1.00%. Under the Revolving Credit Agreement, the applicable margins on base rate loans range from 0.000% to 0.300% and the applicable margins on Term SOFR, Term CORRA and EURIBOR rate loans range from 0.795% to 1.300%, in each case based on the Company’s long-term unsecured senior debt rating.

Under the terms of the Revolving Credit Agreement, as of the last day of each fiscal quarter of the Company, commencing with the first fiscal quarter ending after the date of the Revolving Credit Agreement, the Company must maintain a ratio of EBITDA to cash interest expense (the “interest coverage ratio”) of at least 3.50 to 1.00.

The Revolving Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The Revolving Credit Agreement also contains certain customary events of default. Subject to certain qualifications, if an event of default under the Revolving Credit Agreement has occurred and is continuing, the Revolving Agent may terminate the commitments to lend under the Revolving Credit Agreement and declare that outstanding loans and any accrued interest and fees are due and payable by the applicable borrowers.

Several of the lenders under the Revolving Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services for which they receive customary fees and may do so in the future.

A copy of the Revolving Credit Agreement is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

10.1	Term Loan Credit Agreement, dated as of March 7, 2025, among the Company, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Revolving Credit Agreement, dated as of March 7, 2025, among the Company, the Canadian Borrower and certain other subsidiaries of the Company from time to time party thereto, as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY
Date: March 7, 2025

	By:	/s/ Jeannette L. Knudsen
	Name:	Jeannette L. Knudsen
	Title:	Chief Legal Officer and Secretary

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